UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A
________________________
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ONEOK, Inc.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
___________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 6, 2026

Dear Fellow Shareholder:

We have previously either mailed or provided notice of access to your proxy materials for the ONEOK, Inc. Annual Meeting of Shareholders to be held virtually on May 20, 2026, at 9:00 a.m. (CDT).

According to our latest records, we have not yet received your vote. The virtual Annual Meeting is now only a short time away, and your vote is important.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate proxy card and return envelope.

Please vote your shares via the internet or by telephone following the instructions on the enclosed proxy card, or complete, sign, date and mail your proxy card today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

Your board of directors recommends that you vote:
•FOR all nominees for director in proposal 1
•FOR proposals 2 and 3

Please follow the telephone or internet voting instructions on your proxy card, or complete, sign, date and mail the enclosed proxy card and vote your shares today. In the event that two proxy cards are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

Thank you for voting and for your continued support.

Sincerely,

Julie H. Edwards
Board Chair

ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103
www.oneok.com

May 6, 2026

Dear Fellow Shareholder:

We have previously either mailed or provided notice of access to your proxy materials for the ONEOK, Inc. Annual Meeting of Shareholders to be held virtually on May 20, 2026, at 9:00 a.m. (CDT).

According to our latest records, we have not yet received your vote. The virtual Annual Meeting is now only a short time away, and your vote is important.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Voting Instruction Form and return envelope.

Please vote your shares via the internet or by telephone following the instructions on the enclosed Voting Instruction Form, or complete, sign, date and mail your Voting Instruction Form today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on several of the proposals unless your broker receives your specific instructions.

Your board of directors recommends that you vote:
•FOR all nominees for director in proposal 1
•FOR proposals 2 and 3

Please follow the telephone or internet voting instructions on your Voting Instruction Form, or complete, sign, date and mail the enclosed Voting Instruction Form and vote your shares today. In the event that two Voting Instruction Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

Thank you for voting and for your continued support.

Sincerely,

Julie H. Edwards
Board Chair

ONEOK, Inc.
100 West Fifth Street
Tulsa, OK 74103
www.oneok.com